Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-182946 on Form N-4 of our report dated April 16, 2026 relating to the financial statements and financial highlights of each of the Sub-Accounts of Forethought Life Insurance Company Separate Account A appearing in the N-VPFS of Forethought Life Insurance Company Separate Account A for the year ended December 31, 2025 and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 21, 2026

Consent of Independent Auditor

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-182946 on Form N-4 of our report dated March 20, 2026 relating to the statutory-basis financial statements of Forethought Life Insurance Company appearing in the N-VPFS of Forethought Life Insurance Company Separate Account A for the year ended December 31, 2025 and to the references to us under the headings “Independent Auditor” and “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 21, 2026